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                                                                   EXHIBIT 10.15
                         EXECUTIVE EMPLOYMENT AGREEMENT

           AGREEMENT, dated and entered into as of the 13th day of January, 1997, by and between Voicetek Corporation , a Massachusetts corporation (the "Company"), and Daniel Poranski, an individual residing at 137 Linebrook Road, Ipswich, MA 01938 (the "Executive").

           WHEREAS, the Company desires to engage the full-time services of the Executive;

           WHEREAS, the Executive desires to be so employed by the Company; and

           WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available solely to the Company on such full-time basis, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth.

           NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

           Section 1. Employment. The Company hereby employs the Executive as its Vice President of Marketing, and the Executive hereby accepts such employment under and subject to the terms and conditions hereinafter set forth. The Executive further agrees to serve as a member of the Board of Directors (the "Board") of the Company if elected or appointed to such office in accordance with the Company's By-Laws.

           Section 2. Term. Unless sooner terminated as provided in Section 7, the term of employment under this Agreement shall begin on the date hereof and shall conclude on
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January 12, 2000 (the "Term").

           Section 3. Duties. The Executive shall serve as Vice President of Marketing, and he shall perform additional duties as the Board of Directors or the President of the Corporation may assign to him from time to time. The Executive hereby agrees to devote his full business time and best efforts to the faithful performance of such duties and to the promotion and forwarding of the business and affairs of the Company for the Term.

           Section 4. Salary Compensation. In consideration of the services rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the rate of One Hundred Thirty-Two Thousand Dollars ($132,000) per calendar year. The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried key executive employees, and the Board may change the Base Salary from time to time in its sole discretion; provided, however, that in no event shall the Base Salary for any calendar year be less than the Base Salary in effect for the immediately prior calendar year.

           Section 5. Bonus Compensation. The Executive shall be entitled to receive such incentive or performance bonuses as the Board may determine from time to time.

           Section 6. Fringe Benefits. As a key executive employee of the Company, the Executive shall be eligible to participate in all employee fringe benefit programs as are made available from time to time to the Company's key executive employees.

           Section 6. Benefits. In addition to the compensation detailed in
Section 4 and 5 of this Agreement, the Executive shall be entitled to the following additional benefits:

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           Section 6.01. Paid Vacation. The Executive shall be entitled to fifteen (15) business days paid vacation per calendar year. The Executive shall be entitled to an additional vacation day for each full year during which the Executive has been in the full time employment of the Company, with an additional vacation day per year granted upon each subsequent anniversary of the commencement of the Executive's full time employment with the Company, which occurred on April 1, 1996; provided that the number of paid vacation days to which the Executive shall be entitled in a calendar year shall not exceed twenty
(20) business days. Such vacation shall extend for such periods and shall be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder and consistent with the Company's vacation policy.

           Section 6.02. Insurance Coverage. During the Term, the Company shall provide the Executive with group health, dental and life insurance protection to the same extent that it makes such protection available to its other key executive employees.

           Section 6.03. Reimbursement of Expenses. The Company shall reimburse the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

           Section 6.04. Disability and Other Benefits. If the Executive suffers any illness, disability or incapacity which prevents the Executive from performing the Executive's duties hereunder, and such illness, disability or incapacity shall be deemed by a duly licensed physician

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(who may be the Executive's personal physician) to be permanent; or, if the
Executive is unable to render full-time services to the Company of the character required hereunder for a period of six (6) consecutive months by reason of illness, disability or incapacity, and the Board has determined that the Executive has been permanently disabled; then, and in either of such events, the Executive shall render such advisory and consulting services to the Company as may be reasonably requested of the Executive by the Board and officers of the Company but only to the extent that the Executive is able to perform such services. In such event, the Executive shall be paid the amount of One Hundred Thirty-Two Thousand Dollars ($132,000) annually, payable in equal installments in conformity with the Company's normal payroll period. Such disability compensation shall commence upon the first day of the first month following the determination that the Executive's illness, disability or incapacity is permanent, and shall be paid for the balance of the Term even if the Executive's Employee's illness, disability or incapacity prevents the rendering by the Executive of any services to the Company and continues for the entire remaining Term. During such periods of disability, the Company reserves the right to, at its own expense, have a licensed physician examine the person of the Executive when and as often as it may reasonably require to determine if the Executive is permanently disabled. The Executive's disability compensation hereunder shall be reduced by the amount of any disability insurance proceeds paid to or for the benefit of the Executive under any policy, the premiums for which have been paid by the Company. The Executive will also be provided with those other benefits generally equivalent to those made available to key executive employees performing similar functions for similarly situated companies.

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           Section 7. Termination. This Agreement shall be terminated at the end of the Term, or earlier as follows:

           Section 7.01. Death. This Agreement shall terminate upon the death of the Executive, except that the compensation provided in Section 4 shall continue through the end of the month in which the Executive's death occurs.

           Section 7.02. Permanent Disability. In the event of any physical or mental disability of the Executive rendering the Executive unable to perform his or her duties hereunder for a period of at least one hundred twenty (120) consecutive days and the further determination that the disability is permanent with regard to the Executive's ability to return to work in his or full capacity, this Agreement shall terminate automatically. Any determination of disability shall be made by the Board in consultation with a qualified physician or physicians selected by the Board and reasonably acceptable to the Executive.

           Section 7.03. By The Company For Cause. The employment of the Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive. The Company shall provide the Executive with at least ten (10) business days' prior written notice of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. For purposes hereof, the term "Cause" shall mean that the Board has determined that any one or more of the following has occurred:

                    (a) The Executive shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or a crime involving moral turpitude;

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                    (b) The Executive shall have repeatedly failed or refused to perform his duties hereunder and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered a failure or refusal to perform duties;

                    (c) the Executive shall have intentionally committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company which has a material adverse effect on the Company; or

                    (d) the Executive shall have (i) failed to perform his duties hereunder in a manner that is reasonably satisfactory to the Board, (ii) refused to carry out the duties assigned to him by the Board, or (iii) breached any one or more of the material provisions of this Agreement, which failure, refusal or breach shall have continued for a period of at least ten (10) days after notice from the Company describing such failure, refusal or breach in reasonable detail.

           Section 7.04. By the Company Without Cause. The Company may terminate the Executive's employment at any time without Cause effective upon written notice to the Executive.

           Section 7.05. Termination Without Cause Following Change of Control. IN THE EVENT THE COMPANY UNDERGOES A CHANGE OF CONTROL, EACH OF THE FOLLOWING EVENTS AT ANY TIME SUBSEQUENT TO SUCH CHANGE OF CONTROL SHALL BE DEEMED TO BE A TERMINATION WITHOUT CAUSE: (i) ANY REDUCTION IN THE COMPENSATION PAYABLE TO THE EXECUTIVE SET FORTH IN SECTION 4 HEREIN; (ii) ANY CHANGE IN THE LOCATION OF THE PLACE OF WORK OF THE EXECUTIVE TO A LOCATION MORE THAN THIRTY MILES FROM DOWNTOWN BOSTON; AND (iii) ANY VIOLATION BY THE COMPANY OF ANY PROVISION OF THIS AGREEMENT.

           For purposes hereof a "Change of Control" shall mean the happening of any of the following events: (i) an acquisition by any person or group of persons of 50% or more of the

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combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company; (ii) the approval by the Directors or Shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all substantially all of the assets of the Company which would result in the voting securities of the Company immediately prior to such transaction continuing to represent less than 50% of the combined voting power of the securities entitled to vote generally in the election of directors of the Company or such other entity outstanding immediately after such transaction, or (iii) the members of the Board of Directors of the Company (or their respective successors designated by the stockholders which designated current members of the Board of Directors) on the date hereof shall not constitute a majority of the Board of Directors of the Company.

           Section 7.06. By the Executive Voluntarily. The Executive may terminate this Agreement at any time effective upon at least fifteen (15) business days' prior written notice to the Company.

           Section 8. Termination Payments and Benefits.

           Section 8.01. Voluntary Termination, Termination For Cause. Upon any termination of this Agreement: (1) voluntarily by the Executive or (2) by the Company for Cause as provided in Section 7.04, all payments, salary and other benefits hereunder shall cease at the effective date of termination except as specifically provided in this Section 8.02.

           Section 8.02. Termination without Cause, Company Election Not To Renew, Death, Disability In the event that this Agreement is terminated by the Company without Cause, or because of the death or permanent disability of the Executive, the Executive shall receive as a

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termination settlement an amount equal to six (6) month's salary as is in effect at the effective date of termination (the "Termination Payment"). The
Termination Payment shall be paid in six (6) monthly installments on the first business day of each month following the effective date of termination. If six
(6) months following the termination, the Executive has not obtained employment with similar salary, benefits and responsibilities as described herein, the Executive shall receive as an additional termination settlement an amount equal to six (6) month's salary (the "Additional Termination Payment"); provided, however, such Additional Termination Payment shall be mitigated by the amount of salary the Executive shall receive during such additional six (6) month period. The Termination Payment shall be reduced by any statutorily-mandated severance, change of control, plant closing, or similar payment to the Executive by the Company or its stockholders. In addition to the Termination Payment, the Executive shall continue to receive the insurance benefits included as part of the fringe benefits referenced in Section 6 for a period of six (6) months following the effective date of termination and any death and disability benefits hereunder for a period of (eighteen) 18 months following the effective date of termination.

           Section 8.03. Acceleration of Options. In the event the Executive's employment terminates for any reason, other than for Cause or voluntarily by the Executive, any and all options to purchase Common Stock held by the Executive shall immediately vest and become fully exercisable. In addition, in the event the Company undergoes a Change of Control, all options of the Executive to purchase Common Stock of the Company which, by the terms of the grant of such options otherwise would become exercisable within one year following the date of

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the Change of Control, shall become exercisable upon the Change of Control, and all other options shall become exercisable one year earlier than provided for in the grant of such options.

           Section 8.04. Health and Life Insurance. In the event the Executive's employment terminates for any reason, other than for Cause, the Company shall continue to provide the Executive the benefits set forth in Section 6.02 hereof for a period of six (6) months following the date of such termination.

            Section 8.05. Outplacement Assistance. In the event the Executive's employment terminates for any reason , other than for Cause, the Company shall provide outplacement assistance to the Executive as is then reasonable and customary for similarly situated businesses up to a $15,000 maximum expenditure by the Company.

            Section 8.06. Public Statement of Termination. In the event the Executive's employment terminates for any reason, the Company and the Executive shall agree upon a public statement pertaining to the Executive's termination of employment, and the terms of said statement shall not be subject to subsequent modification by either party unless required by law; provided, however, that in the event the Company and the Executive are unable in good faith to agree on such a statement, the Company may make public statements as are necessary to comply with the law.

           Section 8.07. No Other Benefits. Except as specifically provided in this section 8, the Executive shall not be entitled to any compensation, severance or other benefits from the Company upon the termination of this Agreement for any reason whatsoever.

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           Section 9. Merger Clause. The Company shall not consolidate, merge or transfer all or a substantial portion of its assets without requiring the transferee to assume this Agreement and the obligations hereunder.

           Section 10. Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

           Section 11. Notices. All notices hereunder, to be effective, shall be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

                    If to the Company:      Voicetek Corporation
                                            19 Alpha Road
                                            Chelmsford, MA  01824-4175
                                            Attn: President

                    Copy to:                Anthony J. Medaglia, Jr., Esq.
                                            HUTCHINS, WHEELER & DITTMAR
                                            A Professional Corporation
                                            101 Federal Street
                                            Boston, MA  02110

                    If to the Executive:    Daniel Poranski
                                            137 Linebrook Road
                                            Ipswich, MA  01938

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or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 11.

           Section 12. Miscellaneous.

           Section 12.01. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

           Section 12.02. Assignment and Transfer. This Agreement shall not be terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any such successor in interest to the Company. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive, nor shall any of the payments required or permitted to be made to the Executive by this Agreement be encumbered, transferred or in any way anticipated.

           Section 12.03. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

           Section 12.04. Governing Law. This Agreement shall be construed under and enforced in accordance with the laws of The Commonwealth of Massachusetts.

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           IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as a sealed instrument as of the day and year first above written.


                                            VOICETEK



                                       By:_____________________________________
                                            President



                                            EXECUTIVE



                                       By:_____________________________________
                                            Name:

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